UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  12/11/2007

NYMEX Holdings, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-33149

DE	13-4098266
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

One North End Avenue, World Financial Center, New York , NY 10282-1101
(Address of principal executive offices, including zip code)

(212) 299-2000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Section 5.02(b). On December 11, 2007, Robert Halper, Vice Chairman of NYMEX Holdings, Inc. (the "Company") resigned his position as Vice Chairman and director of the Company.

On December 12, 2007, the Company announced that independent director Thomas Gordon has been appointed, effective immediately, to fill the vacancy created by the resignation of Mr. Halper and serve as Vice Chairman of the Company until the next annual meeting. In addition, the Company announced that Howard Gabler has been appointed, effective immediately, to fill the independent director vacancy created by Mr. Gordon's appointment to Vice Chairman. Mr. Gabler will serve as independent director until the next annual meeting. Mr. Gabler previously served as a public director of the Company from August 3, 2005 until the completion of his term on April 30, 2006.

On December 12, 2007, the Company issued a press release announcing these appointments. A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits

(c) Exhibits

99.1 Press Release dated December 12, 2007.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NYMEX Holdings, Inc.

Date: December 12, 2007	By:	/s/ Richard Kerschner
Richard Kerschner
Co-General Counsel

Exhibit Index

Exhibit No.	Description
EX-99.1	Press Release, dated December 12, 2007